Exhibit 99.1

Colony Starwood HOMES

Earnings Release & Supplemental Information

Fourth Quarter 2016

Rent Easy. Live Well.™

Table of Contents

Section I: Section II: Section III: Section IV: Section V: Appendix:	Earnings Release Consolidated Financials Selected Additional Information Same Store Information Earnings Guidance Definitions and Reconciliations	2 9 16 21 34 36

1

      I. Earnings Release

2

Earnings Release

COLONY STARWOOD HOMES ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2016 FINANCIAL AND OPERATING RESULTS

Scottsdale, Arizona (February 28, 2017) – Colony Starwood Homes (NYSE: SFR) (the “Company”), a leading single-family rental real estate investment trust (“REIT”), today announced operating and financial results for the three and twelve months ended December 31, 2016. Capitalized terms used herein have the meanings set forth in the Appendix.

Fourth Quarter 2016 Highlights

•	Total revenues increased to $146.4 million in Q4 2016, driven by Quarterly Same Store revenue growth of 5.4%
•	Occupancy was 95.5% for the Quarterly Same Store cohort of 28,146 homes
•	Net loss of $10.5 million or ($0.10) per share; Core FFO of $51.0 million or $0.47 per share for the three months ended December 31, 2016
•	Quarterly Same Store NOI increased 15.5% over Q4 2015; Quarterly Same Store Core NOI margin was 66.2%

Full Year 2016 Highlights

•	Total revenues increased to $575.7 million in 2016, driven by Full Year Same Store revenue growth of 6.2%
•	Occupancy was 95.9% for the Full Year Same Store cohort of 22,363 homes
•	Net loss of $81.3 million or ($0.80) per share; Core FFO of $182.8 million or $1.69 per share
•	Full Year Same Store NOI increased 11.0% over 2015; Full Year Same Store Core NOI margin was 63.8%
•	Company substantially exited from the non-performing loan (“NPL”) business through portfolio sale with total proceeds of $265.3 million
•	Reduced total debt in FY16 by $354.0 million with NPL proceeds, non-core asset disposition activity and cash from operations
•	Exceeded target of $50 million in annualized Merger synergies

“Fourth quarter Core FFO of $0.47 per share, supported by our Same Store Core NOI margin of 66.2%, caps a year of tremendous accomplishments for Colony Starwood Homes,” stated Fred Tuomi, the Company’s CEO. “Demand for our high-quality, well-located single-family rental homes and operational efficiencies from market density produced Full Year Same Store NOI growth of 11.0%. Since completing our merger in early 2016, we have strengthened our balance sheet by reducing outstanding debt, extending maturities and increasing fixed rate debt from 10% to over 80% today. Having met or exceeded our stated goals for our first full year as Colony Starwood Homes, we are highly confident in our ability to continue delivering superior results. Our 2017 full-year growth expectations reflect strong fundamentals in our high growth markets, the underlying strength of our existing portfolio, and the additional growth opportunities we are pursuing.”

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of December 31, 2016 unless otherwise indicated.

3

Earnings Release (Continued)

The 2016 financial results of the Company (other than Quarterly Same Store or Full Year Same Store results) include the historical financial results of Starwood Waypoint Residential Trust (“SWAY”) beginning on January 5, 2016, which was the date of the merger between Colony American Homes (“CAH”) and SWAY (the “Merger”). Historical financial results (other than Same Store results) as of dates or for periods prior to January 5, 2016 represent only the pre-Merger financial results of CAH and do not reflect what the financial results would have been had the Merger been complete during such periods.

Fourth Quarter 2016 Operating Results

Total revenues were $146.4 million for the three months ended December 31, 2016, and net loss attributable to common shareholders was approximately $10.5 million, or ($0.10) per share, driven by depreciation and amortization expense.

NAREIT FFO was $40.0 million for the three months ended December 31, 2016, or $0.37 per share, and Core FFO was $51.0 million, or $0.47 per share. NAREIT FFO and Core FFO are common supplemental measures of operating performance for a REIT, and the Company believes both are useful to investors as a complement to GAAP measures because they facilitate an understanding of the operating performance of the Company’s properties.

Same Store Results

For the Company’s Quarterly Same Store portfolio of 28,146 homes, revenue for the three months ended December 31, 2016 was $131.4 million, a 5.4% increase in those homes’ revenues as compared to the three months ended December 31, 2015.  For the Company’s Full Year Same Store portfolio of 22,363 homes, revenue for the twelve months ended December 31, 2016 was $402.7 million, a 6.2% increase in those homes’ revenues as compared to the twelve months ended December 31, 2015. For the Quarterly Same Store portfolio, property operating expenses were down by 8.8% from the three months ended December 31, 2015, resulting in an 15.5% growth of Quarterly Same Store NOI for the three months ended December 31, 2016 as compared to the three months ended December 31, 2015. For the Full Year Same Store portfolio, property operating expenses were down 0.7% from the twelve months ended December 31, 2015, resulting in an 11.0% increase of Full Year Same Store NOI for the twelve months ended December 31, 2016 as compared to the twelve months ended December 31, 2015. Quarterly and Full Year Same Store Core NOI margins were 66.2% and 63.8%, respectively. The table below summarizes Quarterly and Full Year Same Store operating results.

	Quarterly Same Store	Full Year Same Store
Homes as of December 31, 2016	28,146	22,363
Occupancy as of December 31, 2016	95.5%	95.9%
Revenue Growth (December 31, 2016 as compared to December 31, 2015)(1)	5.4%	6.2%
Operating Expense Growth (December 31, 2016 as compared to December 31, 2015) (1)	-8.8%	-0.7%
NOI Growth (December 31, 2016 as compared to December 31, 2015) (1)	15.5%	11.0%
Core NOI Margin(1)	66.2%	63.8%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of December 31, 2016 unless otherwise indicated.

(1) Quarterly Same Store and Full Year Same Store results reflect the three months and twelve months ended December 31, 2016, respectively.	4

Earnings Release (Continued)

Investments

During the three months ended December 31, 2016, the Company acquired 549 homes for an aggregate estimated total investment of approximately $132.0 million, or approximately $240,000 per home, including estimated investment costs for renovation.  The Company sold 228 single-family rental homes for gross sales proceeds of $38.2 million, resulting in a gain of approximately $1.3 million.

For the twelve months ended December 31, 2016, the company acquired 1,079 homes for an aggregate estimated total investment of approximately $262.8 million, or $244,000 per home, including estimated investment costs for renovation.  The Company sold 976 single-family rental homes for gross sales proceeds of $167.4 million, resulting in a gain of approximately $4.7 million.

NPL/REO Discontinued Operations

On May 4, 2016, the Company’s board of trustees (the “Board”) authorized the exit of the non-performing loan (“NPL”) business. The remaining operations of the NPL business segment are recorded as discontinued operations, net for the three and twelve months ended December 31, 2016 and all comparable periods.

In Q4 the Company sold 220 real estate owned (“REO”) homes in the NPL business segment for $31.4 million of total cash proceeds, of which $14.4 million was used to pay down associated debt. As of December 31, 2016 there was $19.3 million of outstanding associated debt; subsequent to December 31, 2016 this debt was paid in full and the warehouse line was extinguished.

Balance Sheet and Capital Markets Activities

As of December 31, 2016, the Company had $3.8 billion of debt outstanding and approximately $492.0 million of undrawn commitments on its credit facilities. Since the Merger closed on January 5, 2016 through December 31, 2016, the Company reduced its outstanding debt by approximately $354.0 million.

Subsequent to December 31, 2016, the Company sold $345.0 million of 3.50% convertible senior notes due 2022.  The Company used the net proceeds from the new convertible offering to repurchase, in privately negotiated transactions, substantially all of its 4.50% convertible senior notes due in 2017.  Remaining proceeds from the note issuance were used to repay amounts drawn on the Company’s credit facilities, to fund ongoing asset acquisitions and for general corporate purposes.

The Company did not repurchase any shares in the fourth quarter of 2016 under its $250.0 million repurchase program, which is authorized through May 6, 2017.  To date, the Company has purchased 2.4 million shares for an aggregate purchase price of $52.8 million at an average of $22.19 per share under the program.

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of December 31, 2016 unless otherwise indicated.

5

Earnings Release (Continued)

On February 22, 2017, the Board declared a dividend of $0.22 per common share for the first quarter of 2017, which will be paid on April 14, 2017 to shareholders of record on March 31, 2017.

Full Year 2017 Financial Guidance

The Company does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to reasonably predict certain items contained in the GAAP measures, including one-time and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, discontinued operations, share-based compensation and other items not reflective of the Company's ongoing operations.

2017 Guidance
Core FFO/Share	$1.85 - $1.95
Same Store Revenue Growth (1)	4 – 5%
Same Store Expense Growth (1)	2 – 3%
Same Store Core NOI Margin (1)	63 – 65%
Same Store Occupancy (1)	95 – 96%
Same Store Turnover (1)	34 – 36%

This outlook is based on a number of assumptions, many of which are outside the Company’s control and all of which are subject to change. This outlook reflects the Company’s expectations on (1) existing investments and (2) yield on incremental investments inclusive of the Company’s existing pipeline. All guidance is based on current expectations of future economic conditions and the judgment of the Company’s management team. Please refer to the Forward Looking Statement disclosure on page 8.

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of December 31, 2016 unless otherwise indicated.

(1) 2017 Full Year Same Store property count is expected to be approximately 28,850, subject to dispositions throughout the year.	6

Earnings Release (Continued)

Fourth Quarter 2016 Conference Call

A conference call is scheduled on Tuesday, February 28, 2017, at 10:00 a.m. Eastern Time to discuss the Company’s financial results for the three and twelve months ended December 31, 2016. The domestic dial-in number is 1-877-407-9039 (for U.S. and Canada) and the international dial-in number is 1-201-689-8470 (passcode not required). An audio webcast may be accessed at www.colonystarwood.com in the investor relations section. A replay of the call will be available through March 31, 2017 and can be accessed by calling 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (international), replay pin number 13653043, or by using the link at www.colonystarwood.com, in the investor relations section.

About Colony Starwood Homes

Colony Starwood Homes (NYSE: SFR) is one of the largest publicly traded owners and operators of single-family rental homes in the United States. Colony Starwood Homes acquires, renovates, leases, maintains and manages single-family homes in markets that exhibit favorable demographics and long-term economic trends, as well as strengthening demand for rental properties. Colony Starwood Homes is building its business upon a foundation of respect for its residents and the communities in which it operates. Additional information can be found at www.colonystarwood.com.

Additional information

A copy of the Fourth Quarter 2016 Supplemental Information Package (“Q4 2016 Supplement”) and this press release are available on the Company’s website at www.colonystarwood.com.

Notice Regarding Non-GAAP Financial Measures

This press release and the Q4 2016 Supplement contain and may refer to certain non-GAAP financial measures and terms that management believes are helpful in understanding our business, as further set forth in the definitions, explanations and reconciliations of each non-GAAP financial measure to its most comparable GAAP financial measures included in the Appendix. These measures and terms are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should be read together with the most comparable GAAP measures.

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of December 31, 2016 unless otherwise indicated.

7

Earnings Release (Continued)

Forward-Looking Statements

Certain statements in this press release and the quarterly supplement/presentation are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws and are based on certain assumptions and discuss future expectations, describe future plans and strategies and contain financial and operating projections or state other forward-looking information. The Company’s ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company’s actual results and performance could differ materially from those set forth in, or implied by, the forward-looking statements. Factors that could materially and adversely affect the Company’s business, financial condition, liquidity, results of operations and prospects, as well as the Company’s ability to make distributions to its shareholders, include, but are not limited to: the factors referenced in the Company’s Annual Report on Form 10-K; unanticipated increases in financing and other costs, including a rise in interest rates; the availability, terms and the Company’s ability to effectively deploy short-term and long-term capital; the possibility that unexpected liabilities may arise from the Company’s merger (the “Merger”) with Colony American Homes (“CAH”), including the outcome of any legal proceedings that have been or may be instituted against the Company, CAH or others in connection with the Merger and the associated transactions; changes in the Company’s business and growth strategies; the Company’s ability to hire and retain highly skilled managerial, investment, financial and operational personnel; volatility in the real estate industry, interest rates and spreads, the debt or equity markets, the economy generally or the rental home market specifically, whether the result of market events or otherwise; events or circumstances that undermine confidence in the financial markets or otherwise have a broad impact on financial markets, such as the sudden instability or collapse of large financial institutions or other significant corporations, terrorist attacks, natural or man-made disasters, or threatened or actual armed conflicts; declines in the value of single-family residential homes, and macroeconomic shifts in demand for, and competition in the supply of, rental homes; the availability of attractive investment opportunities in homes that satisfy the Company’s investment objective and business and growth strategies; the Company’s ability to convert the properties it acquires into rental homes generating attractive returns and to effectively control the timing and costs relating to the renovation and operation of the properties; the Company’s ability to complete its exit from the non-performing loan (“NPL”) (and related real estate owned) business in the anticipated time period on acceptable terms and to re-deploy net cash proceeds therefrom; the Company’s ability to lease or re-lease its rental homes to qualified residents on attractive terms or at all; the failure of residents to pay rent when due or otherwise perform their lease obligations; the Company’s ability to effectively manage its portfolio of rental homes; the concentration of credit risks to which the Company is exposed; the rates of default or decreased recovery rates on the Company’s target assets; the adequacy of the Company’s cash reserves and working capital; potential conflicts of interest with Starwood Capital Group, Colony Capital, LLC (“Colony Capital”), Colony NorthStar, Inc. (“Colony NorthStar”) and their affiliates and managed investment activities; the timing of cash flows, if any, from the Company’s investments; the Company’s expected leverage; financial and operating covenants contained in the Company’s credit facilities and securitizations that could restrict its business and investment activities; effects of derivative and hedging transactions; the Company’s ability to maintain effective internal controls as required by the Sarbanes-Oxley Act of 2002 and to comply with other public company regulatory requirements; the Company’s ability to maintain its exemption from registration as an investment company under the Investment Company Act of 1940, as amended; actions and initiatives of the U.S., state and municipal governments and changes to governments’ policies that impact the economy generally and, more specifically, the housing and rental markets; changes in governmental regulations, tax laws (including changes to laws governing the taxation of real estate investment trusts (“REITs”)) and rates, and similar matters; limitations imposed on the Company’s business and its ability to satisfy complex rules in order for the Company and, if applicable, certain of its subsidiaries to qualify as a REIT for U.S. federal income tax purposes and the ability of certain of the Company’s subsidiaries to qualify as taxable REIT subsidiaries for U.S. federal income tax purposes, and the Company’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed by these rules; and estimates relating to the Company’s ability to make distributions to its shareholders in the future.

You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in the reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. Except as required by law, the Company is under no duty to, and the Company does not intend to, update any of the forward-looking statements appearing herein, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations	Media Relations
John Christie Phone: 510-982-5470 Email: IR@colonystarwood.com	Jason Chudoba Phone: 646-277-1249 Email: Jason.chudoba@icrinc.com

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of December 31, 2016 unless otherwise indicated.

8

      II. Consolidated Financials

9

Balance Sheet (Condensed)

As of December 31, 2016

(Unaudited)

Dollars in thousands

Assets		Liabilities
Investments in real estate properties:		Accounts payable and accrued expenses	$88,140
Land and land improvements	$1,584,533	Resident prepaid rent and security deposits	57,823
Buildings and building improvements	4,403,871	Secured credit facilities	108,501
Furniture, fixtures and equipment	131,502	Mortgage loans, net	3,333,241
Total investments in real estate properties	6,119,906	Convertible senior notes, net	356,983
Accumulated depreciation	(370,394)	Liabilities related to assets held for sale	25,495
Investments in real estate properties, net	5,749,512	Total liabilities	3,970,183
Real estate held for sale, net	22,201
Cash and cash equivalents	109,097	Equity
Restricted cash	155,194	Common shares, at par	1,015
Investments in unconsolidated joint ventures	34,384	Additional paid-in capital	2,734,034
Asset-backed securitization certificates	141,103	Accumulated deficit	(319,828)
Assets held for sale	76,870	Accumulated other comprehensive loss	23,667
Goodwill	260,230	Total shareholders' equity	2,438,888
Other assets, net	66,585	Non-controlling interests	206,105
		Total equity	2,644,993
Total assets	$6,615,176	Total liabilities and equity	$6,615,176

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of December 31, 2016 unless otherwise indicated.

10

Statements of Operations

(Unaudited)

Dollars in thousands

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015(1)	2016	2015(1)
Revenues
Rental income	$137,725	$75,633	$538,191	$283,635
Other property income	6,014	2,298	25,844	17,167
Other income	2,625	2,934	11,647	2,934
Total revenues	146,364	80,865	575,682	303,736
Expenses
Property operating and maintenance	19,225	19,036	83,451	62,349
Real estate taxes, insurance and HOA costs	26,973	10,433	110,112	53,894
Property management expenses	8,276	4,635	34,736	18,422
Interest expense	37,430	17,324	152,167	65,034
Depreciation and amortization	42,945	28,007	178,763	108,307
Impairment of real estate assets	220	10,724	750	11,780
Share-based compensation	931	-	2,853	-
General and administrative	11,932	7,483	54,332	34,251
Merger and transaction-related expenses	(562)	4,692	29,496	7,112
Total expenses	147,370	102,334	646,660	361,149
Net gain on sale of real estate owned	1,309	730	4,673	1,133
Equity in income from unconsolidated joint ventures	199	115	738	266
Other income (expense), net	(1,016)	(975)	(2,395)	(3,607)
Loss before income taxes	(514)	(21,599)	(67,962)	(59,621)
Income tax (expense) benefit	(249)	235	(736)	(816)
Net loss from continuing operations	(763)	(21,364)	(68,698)	(60,437)
Income (loss) from discontinued operations, net	(10,419)	2,200	(17,787)	(1,578)
Net loss	(11,182)	(19,164)	(86,485)	(62,015)
Net loss attributable to non-controlling interests	689	7,026	5,218	23,152
Net loss attributable to Colony Starwood Homes	(10,493)	(12,138)	(81,267)	(38,863)
Net income attributable to preferred shareholders	-	(4)	-	(16)
Net loss available to common shareholders	$(10,493)	$(12,142)	$(81,267)	$(38,879)

Net loss per common share - basic and diluted
Net loss attributable to common shareholders	$(0.10)	$(0.19)	$(0.80)	$(0.60)

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of December 31, 2016 unless otherwise indicated.

(1) For GAAP purposes, the Merger resulted in a reverse acquisition of SWAY by CAH. Historical financial statements for periods prior to the Merger include only the results of operations and financial position of CAH.	11

Reconciliation to FFO and Core FFO

Dollars in thousands, except share and per share data

	Three Months Ended December 31,2016	Twelve Months Ended December 31,2016

Reconciliation of net loss to NAREIT FFO
Net loss attributable to common shareholders	$(10,493)	$(81,267)
Adjustments:
Depreciation and amortization on real estate assets	41,889	176,811
Impairment of real estate assets	220	750
Net gain on sale of real estate	(1,309)	(4,673)
Non-controlling interests	(689)	(5,218)
Discontinued operations, net (NPL/REO)	10,419	17,787
NAREIT FFO	$40,037	$104,190

NAREIT FFO per share (1)	$0.37	$0.96

Adjustments for Core FFO
NAREIT FFO	$40,037	$104,190
Amortization of deferred financing costs, debt premium discounts and non-cash interest expense from interest rate caps	10,344	38,290
Merger and transaction-related expenses	(562)	29,496
Integration Costs (2)	294	7,971
Share-based compensation	931	2,853
Core FFO	$51,044	$182,800

Core FFO per share (1)	$0.47	$1.69

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of December 31, 2016 unless otherwise indicated

(1) Weighted-average common shares total 108,032,444 and 108,265,578 for the three and twelve month periods, respectively. These share counts are comprised of 101,492,960 and 101,633,326 weighted-average common shares outstanding and 139,484 and 232,252 unvested RSUs for the three and twelve month periods ended, respectively, and outstanding OP units exchangeable for 6,400,000 common shares.

(2) Please see Appendix A for a definition of Integration Costs, and Appendix B for a summary of Integration Costs through the three and twelve months ended December 31, 2016.  We believe that identifying Integration Costs is useful for investors as it allows investors to separate these costs from the core operating performance of our Single-Family Rental business.

12

Income Statement Bridge

Quarter-to-date normalizations for Merger and Transaction, Integration and NPL business

Dollars in thousands

	Three Months Ended December 31, 2016

	(+)	(-)	(-)	(-)	(=)	Single-Family Rental
	Consolidated Results	Merger and Transaction-Related Expenses	Integration Costs (1)	NPL	Total Single Family Rental	Same Store Homes	Stabilized Homes	Development Homes	Other Homes
						28,146	2,507	412	266
Revenues
Rents from single-family properties	$137,725				$137,725	$125,937	$11,377	$5	$406
Fees from single-family properties	3,694				3,694	3,339	335	-	20
Tenant chargebacks	2,320				2,320	2,109	189	-	23
Asset management fees	2,625				2,625	-	-	-	2,625
Total revenues	146,364	-	-	-	146,364	131,385	11,901	5	3,073

Operating expenses
Property and maintenance costs	19,225				19,225	16,929	1,428	118	750
Real estate taxes, insurance, HOA costs	26,973				26,973	23,886	2,526	126	435
Property management	8,276				8,276	6,459	512	117	1,188
Total operating expenses	54,474	-	-	-	54,474	$47,274	$4,466	$361	$2,373

Net operating income	91,890	-	-	-	91,890	84,111	7,435	(356)	700

Non-operating expenses
General and administrative	12,863		294		12,569
Merger and transaction-related expenses	(562)	(562)			-
Depreciation and amortization	42,945				42,945
Interest expense	37,430				37,430
Other expense /(income)	(23)				(23)
Total non-operating expenses	92,653	(562)	294	-	92,921

Net (loss) from continuing operations	(763)	562	(294)	-	(1,031)
Loss from discontinued operations (NPL/REO)	(10,419)			(10,419)	-
Net (loss)	(11,182)	562	(294)	(10,419)	(1,031)
Net loss attributable to non-controlling interests	689				689
Net (loss) available to common shareholders	$(10,493)	$562	$(294)	$(10,419)	$(342)

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of December 31, 2016 unless otherwise indicated.

(1) Please see Appendix A for a definition of Integration Costs, and Appendix B for a summary of Integration Costs through the three and twelve months ended December 31, 2016. We believe that identifying Integration Costs is useful for investors as it allows investors to separate these costs from the core operating performance of our Single-Family Rental business.	13

Income Statement Bridge

Year-to-date normalizations for Merger and Transaction, Integration and NPL business

Dollars in thousands

	Twelve Months Ended December 31, 2016

	(+)	(-)	(-)	(-)	(=)	Single-Family Rental
	Consolidated Results	Merger and Transaction-Related Expenses	Integration Costs (1)	NPL	Total Single Family Rental	Same Store Homes	Stabilized Homes	Development Homes	Other Homes
						22,363	8,290	412	266
Revenues
Rents from single-family properties	$538,191				$538,191	$384,167	$148,119	$7	$5,898
Fees from single-family properties	14,017				14,017	9,982	3,822	-	213
Tenant chargebacks	11,827				11,827	8,536	2,588	-	704
Asset management fees	11,647				11,647	-	-	-	11,647
Total revenues	575,682	-	-	-	575,682	402,685	154,529	7	18,462

Operating expenses
Property and maintenance costs	83,451				83,451	58,362	20,604	483	4,002
Real estate taxes, insurance, HOA costs	110,112				110,112	76,722	30,075	120	3,195
Property management	34,736		2,108		32,628	20,182	7,289	454	4,703
Total operating expenses	228,299	-	2,108	-	226,191	$155,266	$57,968	$1,057	$11,900

Net operating income	347,383	-	(2,108)	-	349,491	247,419	96,561	(1,050)	6,561

Non-operating expenses
General and administrative	57,185		5,863		51,322
Merger and transaction-related expenses	29,496	29,496			-
Depreciation and amortization	178,763				178,763
Interest expense	152,167				152,167
Other expense /(income)	(1,530)				(1,530)
Total non-operating expenses	416,081	29,496	5,863	-	380,722

Net (loss) from continuing operations	(68,698)	(29,496)	(7,971)	-	(31,231)
Loss from discontinued operations (NPL/REO)	(17,787)			(17,787)	-
Net (loss)	(86,485)	(29,496)	(7,971)	(17,787)	(31,231)
Net loss attributable to non-controlling interests	5,218				5,218
Net (loss) available to common shareholders	$(81,267)	$(29,496)	$(7,971)	$(17,787)	$(26,013)

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of December 31, 2016 unless otherwise.

(1) Please see Appendix A for a definition of Integration Costs, and Appendix B for a summary of Integration Costs through the three and twelve months ended December 31, 2016. We believe that identifying Integration Costs is useful for investors as it allows investors to separate these costs from the core operating performance of our Single-Family Rental business.	14

NOI by Segment

 Year-over-year comparison

Dollars in thousands

	Three Months Ended December 31, (1)			Twelve Months Ended December 31, (1)
	2016	2015 (2)	Change %	2016	2015 (2)	Change %
Rental and other property revenues:
Same Store Homes	$131,385	$124,704	5.4%	$402,685	$379,202	6.2%
Stabilized Homes	11,901	5,074	134.5%	154,529	100,704	53.4%
Development Homes	5	3	66.7%	7	10	-30.0%
Other Homes	3,073	3,428	-10.3%	18,461	18,555	-0.5%
Total rental and other property revenues	$146,364	$133,209	9.9%	$575,682	$498,471	15.5%

Property operating expenses:
Same Store Homes	$47,274	$51,862	-8.8%	$155,266	$156,285	-0.7%
Stabilized Homes	4,466	3,090	44.5%	57,968	46,446	24.8%
Development Homes	361	175	106.3%	1,057	749	41.2%
Other Homes	2,373	3,759	-36.9%	11,900	17,277	-31.1%
Total property operating expenses	$54,474	$58,886	-7.5%	$226,191	$220,757	2.5%

Net operating income (NOI):
Same Store Homes	$84,111	$72,842	15.5%	$247,419	$222,917	11.0%
Stabilized Homes	7,435	1,984	274.7%	96,561	54,258	78.0%
Development Homes	(356)	(172)	107.0%	(1,050)	(739)	42.1%
Other Homes	700	(331)	-311.8%	6,561	1,278	413.4%
Total property NOI	$91,890	$74,323	23.6%	$349,491	$277,714	25.8%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of December 31, 2016 unless otherwise indicated.

(1) Colony Starwood Home’s Quarterly Same Store and Full Year Same Store property counts for the quarter-to-date and the year-to-date are 28,146 and 22,363, respectively. (2) 2015 represents pro forma financials for the combined Company, but does not reflect reimbursement revenue or the related expenses associated with the management of properties owned by third parties.	15

      III. Selected Additional Information

16

Home Count by Portfolio

As of December 31, 2016

Market:	Full Year Same Store Homes	Full Year Stabilized Homes	Quarterly Same Store Homes	Quarterly Stabilized Homes	Development Homes	Net Owned Homes (1)	Owned Homes Occupied % (1)	Other Homes (2)	Non-owned, Managed Homes	Total Homes

Atlanta	4,853	678	5,439	92	9	5,540	96.5%	47	312	5,899
Tampa	2,710	1,003	3,505	208	-	3,713	94.7%	13	219	3,945
Miami	2,089	1,585	3,197	477	7	3,681	95.6%	40	144	3,865
Southern California	2,564	212	2,732	44	5	2,781	96.7%	26	1,416	4,223
Houston	2,226	488	2,616	98	-	2,714	94.0%	34	-	2,748
Dallas	1,113	967	1,847	233	25	2,105	93.6%	63	-	2,168
Denver	1,086	906	1,691	301	48	2,040	92.3%	3	-	2,043
Orlando	1,328	611	1,766	173	-	1,939	95.3%	4	10	1,953
Las Vegas	1,619	100	1,708	11	-	1,719	95.6%	3	188	1,910
Phoenix	1,305	84	1,329	60	95	1,484	89.8%	11	446	1,941
Top 10 Markets	20,893	6,634	25,830	1,697	189	27,716	94.9%	244	2,735	30,695
Charlotte - Raleigh	161	772	643	290	146	1,079	82.5%	1	-	1,080
Northern California	730	235	773	192	6	971	96.7%	3	827	1,801
Other Markets	579	649	900	328	71	1,299	89.5%	18	402	1,719
Total	22,363	8,290	28,146	2,507	412	31,065	94.3%	266	3,964	35,295

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of December 31, 2016 unless otherwise indicated.

(1) Excludes Other Homes and REO properties associated with the NPL business. (2) Includes 156 homes held for sale and 110 homes not in service.	17

Asset Rollforward

Three months ended December 31, 2016

Market:	Properties as of 09/30/16 (1)	Acquisitions (1)	Dispositions (1)	Properties as of 12/31/16 (1)

Atlanta	5,653	17	(83)	5,587
Tampa	3,730	3	(7)	3,726
Miami	3,750	-	(29)	3,721
Southern California	2,827	-	(20)	2,807
Houston	2,791	-	(43)	2,748
Dallas	2,112	62	(6)	2,168
Denver	1,984	63	(4)	2,043
Orlando	1,950	-	(7)	1,943
Las Vegas	1,723	6	(7)	1,722
Phoenix	1,388	111	(4)	1,495
Top 10 Markets	27,908	262	(210)	27,960
Charlotte - Raleigh	893	187	-	1,080
Northern California	977	-	(3)	974
Other Markets (2)	1,232	100	(15)	1,317
Total Owned Homes	31,010	549	(228)	31,331

Non-owned, Managed Homes	4,016	2	(54)	3,964

Total Homes	35,026	551	(282)	35,295

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of December 31, 2016 unless otherwise indicated.

(1) Excludes REO properties associated with the NPL business. (2) All 100 acquisitions were made in the Nashville market.	18

Debt Summary

As of December 31, 2016

Dollars in millions

	Amount outstanding	Interest rate (1)	Initial maturity		Extensions	Full maturity

Securitizations:
CAH 2014-1	$491	1mL+171bps	May-17		Two, one-year	May-19
CAH 2014-2	$548	1mL+174bps	Jul-16		Three, one-year	Jul-19
SWAY 2014-1 (2)	$499	1mL+249bps	Jan-17		Three, one-year	Jan-20
CAH 2015-1 (2)	$638	1mL+197bps	Jul-17		Three, one-year	Jul-20
CSH 2016-1 (2)	$485	1mL+230bps	Jul-18		Three, one-year	Jul-21
CSH 2016-2 (2)	$580	1mL+194bps	Nov-18		Three, one-year	Nov-21
Total securitizations	$3,241

Secured credit facilities:
CAH credit facility	$0	3mL+300bps	Jul-17		None	Jul-17
SWAY credit facility	$109	1mL+295bps	Jun-17	(3)	Eight months	Feb-18
Total secured credit facilities	$109

Convertible debt:
Convertible notes (due 2017)	$173	4.5%	Oct-17		None	Oct-17
Convertible notes (due 2019)	$230	3.0%	Jul-19		None	Jul-19
Total convertible debt	$403

Total single-family REIT debt	$3,753

Debt related to assets held for sale (4)	$19	1mL+238bps	Mar-17		6-months	Sep-17
Total debt outstanding	$3,772

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of December 31, 2016 unless otherwise indicated.

(1) Colony Starwood Homes has entered into three interest rate swap contracts including a February 2016 contract with a notional of $1.6B at 2.75%, a June 2016 contract with a notional of $450M at 3.32%, and a January 2017 agreement with a notional of $550M at 3.59%. The stated interest rates on this page do not include the impact of the Colony Starwood interest rate swaps.

(2) Securitizations SWAY 2014-1, CAH 2015-1 and CSH 2016-2 are stated net of class G certificates in the amounts of $26.6M, $33.7M, and $30.6M respectively; CSH 2016-1 is net of class F and G certificates totaling $50.3M.

(3) Colony Starwood Homes amended the initial term of the SWAY credit facility from February 2017 to June 2017 without extending the full maturity date.

(4) Represents NPL repurchase facility.

19

Capitalization Update

Inclusive of events subsequent to December 31, 2016

Capitalization Update Inclusive of events subsequent to December 31, 2016 Capitalization Debt Terms Summary Dollars in millions $7,368 $3,845 $3,523 Debt: 52% Equity market capitalization: (3) 48% Blended Int. Rate Initial Maturity Fully-Extended Maturity Convertible notes due ’17 $5 4.50% Oct '17 Oct '17 Convertible notes due ’19 $230 3.00% Jul '19 Jul '19 Convertible notes due ’22 $345  3.50% Jan ‘22 Jan ‘22 Fixed rate securitization debt(1)(4) $2,600 3.03% Aug'17 Jun ’20 Secured credit facilities $24 L + 3.00% Jun ’17 Feb ’18 Floating rate securitization debt(2)(4) $641 L + 1.99% Nov '17 Jul '20 Subsequent Events Summary In January the Company sold $345 million of 3.50% convertible senior notes due 2022 A portion of the sale proceeds were used to repurchase outstanding 4.50% convertible senior notes, reducing the 2017 notes outstanding from $173 to $5 million due 2022 Additional proceeds were used to pay down secured credit facilities by approximately $84 million and pay off $19 million of debt related to discontinued operations Remaining proceeds will fund ongoing asset acquisitions or be utilized for general corporate purposes

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of December 31, 2016 unless otherwise indicated.

(1) Effectively fixed via swap contract. Rate based on weighted average for CSH’s swap contracts, including $1.6Bn contract with average rate of 2.75%, $450MM with average rate of 3.32%, and $550MM with average rate of 3.59%.

(2) Based on weighted average for CSH’s securitizations; weighted by outstanding balances.

(3) Equity market capitalization based on February 24, 2017 closing price of $32.54 and 108.3 million weighted average shares and units outstanding.

(4) Securitizations SWAY 2014-1, CAH 2015-1 and CSH 2016-2 are stated net of class G certificates in the amounts of $26.6M, $33.7M, $30.6M respectively; CSH 2016-1 is net of class F and G certificates totaling $50.3M.

20

      IV. Same Store Information

21

Portfolio Overview – Quarterly Same Store

As of December 31, 2016

Market:	Quarterly Same Store Homes	Occupancy %	Average Acquisition Cost per Home	Average Investment	Average Home Size (sq. ft.)	Weighted Average Home Age (years)	Average Monthly Rent per Occupied Home

Atlanta	5,439	96.7%	$127,684	$145,769	2,003	22	$1,304
Tampa	3,505	94.8%	156,833	180,976	1,721	28	1,479
Miami	3,197	95.7%	206,872	224,140	1,723	39	1,815
Southern California	2,732	96.8%	272,611	308,295	1,713	40	2,051
Houston	2,616	94.1%	151,253	155,272	1,937	20	1,501
Dallas	1,847	94.8%	178,068	185,615	2,095	22	1,641
Denver	1,691	94.4%	198,635	218,661	1,722	36	1,750
Orlando	1,766	95.2%	138,864	166,248	1,726	30	1,391
Las Vegas	1,708	95.6%	187,732	204,346	2,033	17	1,420
Phoenix	1,329	95.8%	137,889	153,735	1,702	26	1,184
Top 10 Markets	25,830	95.6%	172,566	191,587	1,848	28	1,551
Charlotte-Raleigh	643	94.7%	184,903	208,401	2,351	13	1,644
Northern California	773	97.7%	229,317	252,930	1,436	47	1,796
Other Markets	900	94.1%	165,875	173,165	1,700	35	1,670
Total	28,146	95.5%	$174,192	$193,066	1,844	28	$1,564

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of December 31, 2016 unless otherwise indicated.

22

Portfolio Overview – Full Year Same Store

As of December 31, 2016

Market:	Full Year Same Store Homes	Occupancy %	Average Acquisition Cost per Home	Average Investment	Average Home Size (sq. ft.)	Weighted Average Home Age (years)	Average Monthly Rent per Occupied Home

Atlanta	4,853	96.8%	$124,207	$143,605	1,980	23	$1,290
Tampa	2,710	95.2%	155,742	180,332	1,720	27	1,470
Miami	2,089	96.7%	200,906	214,377	1,673	41	1,760
Southern California	2,564	96.8%	269,390	305,373	1,714	40	2,045
Houston	2,226	94.4%	148,279	152,709	1,926	18	1,482
Dallas	1,113	94.9%	160,852	166,214	1,968	24	1,548
Denver	1,086	93.9%	179,202	201,248	1,664	37	1,718
Orlando	1,328	95.4%	129,490	158,358	1,694	30	1,352
Las Vegas	1,619	95.8%	185,562	202,000	2,019	17	1,414
Phoenix	1,305	96.0%	137,162	153,068	1,698	26	1,183
Top 10 Markets	20,893	95.9%	166,937	186,382	1,827	28	1,517
Charlotte-Raleigh	161	95.0%	152,637	172,685	2,074	14	1,496
Northern California	730	97.8%	227,602	251,419	1,427	47	1,798
Other Markets	579	94.0%	150,012	157,755	1,595	39	1,580
Total	22,363	95.9%	$168,375	$187,663	1,810	29	$1,528

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of December 31, 2016 unless otherwise indicated.

23

Same Store Year-Over-Year Results

Dollars in thousands

	Quarterly Same Store (1)			Full Year Same Store (1)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016 (2)	2015 (3)	% Change	2016 (2)	2015 (3)	% Change
Revenues:
Rental income	$125,937	$118,695	6.1%	$384,167	$361,216	6.4%
Fee income	3,339	2,514	32.8%	9,982	7,244	37.8%
Resident chargebacks	2,109	3,495	-39.7%	8,536	10,742	-20.5%
Total rental and other property revenue	$131,385	$124,704	5.4%	$402,685	$379,202	6.2%

Expenses:
Repairs, maintenance and turn costs	$10,037	$10,364	-3.2%	$37,512	$36,492	2.8%
Real estate taxes, insurance and HOA costs	23,886	26,532	-10.0%	76,722	73,811	3.9%
Property management costs	6,459	8,229	-21.5%	20,182	26,001	-22.4%
Bad debt expense	2,240	2,660	-15.8%	6,508	6,000	8.5%
Other operating expenses	4,652	4,077	14.1%	14,342	13,981	2.6%
Total property operating expenses	$47,274	$51,862	-8.8%	$155,266	$156,285	-0.7%

Net Operating Income	$84,111	$72,842	15.5%	$247,419	$222,917	11.0%
Net Operating Income margin	64.0%	58.4%		61.4%	58.8%
Core Net Operating Income margin	66.2%	61.4%		63.8%	61.5%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of December 31, 2016 unless otherwise indicated.

(1) Colony Starwood Home’s Quarterly Same Store and Full Year Same Store property counts for the quarter-to-date and the year-to-date measurements are 28,146 and 22,363, respectively. (2) 2016 figures have been adjusted for Integration Costs; please see Income Statement Bridge slide (pages 13 and 14). (3) 2015 represents proforma financials for the merged Company.	24

Same Store Core Year-Over-Year Results

Dollars in thousands

	Quarterly Same Store (1)			Full Year Same Store (1)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2016 (2)	2015 (3)	% Change	2016 (2)	2015 (3)	% Change
Revenues:
Rental income	$125,937	$118,695	6.1%	$384,167	$361,216	6.4%
Fee income	3,339	2,514	32.8%	9,982	7,244	37.8%
Bad debt expense	(2,240)	(2,660)	-15.8%	(6,508)	(6,000)	8.5%
Core rental revenue	$127,036	$118,549	7.2%	$387,641	$362,460	6.9%

Expenses:
Total property operating expenses	$47,274	$51,862	-8.8%	$155,266	$156,285	-0.7%
Resident chargebacks	(2,109)	(3,495)	-39.7%	(8,536)	(10,742)	-20.5%
Bad debt expense	(2,240)	(2,660)	-15.8%	(6,508)	(6,000)	8.5%
Core property operating expenses	$42,925	$45,707	-6.1%	$140,222	$139,543	0.5%

Core Net Operating Income	$84,111	$72,842	15.5%	$247,419	$222,917	11.0%

Core Net Operating Income margin	66.2%	61.4%		63.8%	61.5%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of December 31, 2016 unless otherwise indicated.

(1) Colony Starwood Home’s Quarterly Same Store and Full Year Same Store property counts for the quarter-to-date and the year-to-date measurements are 28,146 and 22,363, respectively. (2) 2016 figures have been adjusted for Integration Costs; please see Income Statement Bridge slide (pages 13 and 14). (3) 2015 represents proforma financials for the merged Company.	25

Results by Market – Quarterly Same Store

Three months ended December 31, 2016

Dollars in thousands

Market:	Same Store Homes	% of Total Same Store Homes	Revenues	Expenses	Net Operating Income	% of Total Net Operating Income	Core Operating Margin

Atlanta	5,439	19.3%	$21,171	$7,079	$14,092	16.8%	68.6%
Tampa	3,505	12.5%	15,418	5,748	9,670	11.5%	64.9%
Miami	3,197	11.4%	17,187	6,813	10,374	12.3%	62.6%
Southern California	2,732	9.7%	16,771	5,729	11,042	13.1%	68.0%
Houston	2,616	9.3%	11,492	5,320	6,172	7.3%	55.9%
Dallas	1,847	6.6%	8,894	3,460	5,434	6.5%	62.3%
Denver	1,691	6.0%	9,005	2,309	6,696	8.0%	77.7%
Orlando	1,766	6.3%	7,388	2,866	4,522	5.4%	63.7%
Las Vegas	1,708	6.1%	7,496	2,219	5,277	6.3%	72.5%
Phoenix	1,329	4.7%	4,752	1,445	3,307	3.9%	71.6%
Top 10 Markets	25,830	91.8%	119,574	42,988	76,586	91.1%	66.2%
Charlotte - Raleigh	643	2.3%	3,111	965	2,146	2.6%	70.7%
Northern California	773	2.7%	4,293	1,323	2,970	3.5%	72.2%
Other Markets	900	3.2%	4,407	1,999	2,408	2.9%	56.4%
Total	28,146	100.0%	$131,385	$47,274	$84,111	100.0%	66.2%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of December 31, 2016 unless otherwise indicated.

26

Results by Market – Full Year Same Store

Twelve months ended December 31, 2016

Dollars in thousands

Market:	Same Store Homes	% of Total Same Store Homes	Revenues	Expenses	Net Operating Income	% of Total Net Operating Income	Core Operating Margin

Atlanta	4,853	21.7%	$75,083	$27,373	$47,710	19.3%	66.7%
Tampa	2,710	12.1%	46,413	19,886	26,527	10.7%	59.1%
Miami	2,089	9.3%	42,601	18,947	23,654	9.6%	57.5%
Southern California	2,564	11.5%	61,680	21,492	40,188	16.2%	67.2%
Houston	2,226	10.0%	38,363	18,805	19,558	7.9%	52.7%
Dallas	1,113	5.0%	20,090	8,125	11,965	4.8%	61.4%
Denver	1,086	4.9%	21,994	6,154	15,840	6.4%	75.6%
Orlando	1,328	5.9%	21,297	9,055	12,242	4.9%	60.0%
Las Vegas	1,619	7.2%	27,732	8,644	19,088	7.7%	70.9%
Phoenix	1,305	5.8%	18,392	5,880	12,512	5.1%	71.0%
Top 10 Markets	20,893	93.4%	373,645	144,361	229,284	92.7%	63.7%
Charlotte - Raleigh	161	0.7%	2,879	920	1,959	0.8%	70.5%
Northern California	730	3.3%	15,722	5,140	10,582	4.3%	70.4%
Other Markets	579	2.6%	10,439	4,846	5,594	2.3%	55.7%
Total	22,363	100.0%	$402,685	$155,266	$247,419	100.0%	63.8%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of December 31, 2016 unless otherwise indicated.

27

Lease Outcomes – Quarterly Same Store

As of December 31, 2016

Based on Quarterly Same Store property count of 28,146 homes

	Expiration Outcome					Turnover (4)
Market:	Expiration Count (1)	Renewed (2)	Retained (3)	Renewal Rate	Retention Rate	QTD Turnover Rate (5)	YTD Turnover Rate	YTD Annualized Turnover Rate(6)

Atlanta	915	604	676	66.0%	73.9%	7.5%	36.2%	36.2%
Tampa	644	418	447	64.9%	69.4%	8.8%	38.8%	38.8%
Miami	475	316	346	66.5%	72.8%	6.8%	30.8%	30.8%
Southern California	504	370	408	73.4%	81.0%	6.4%	28.5%	28.5%
Houston	379	247	268	65.2%	70.7%	8.1%	35.2%	35.2%
Dallas	290	160	192	55.2%	66.2%	7.9%	36.1%	36.1%
Denver	234	127	153	54.3%	65.4%	8.6%	35.4%	35.4%
Orlando	290	191	207	65.9%	71.4%	7.9%	37.0%	37.0%
Las Vegas	266	169	188	63.5%	70.7%	7.9%	37.6%	37.6%
Phoenix	192	116	128	60.4%	66.7%	6.8%	34.8%	34.8%
Top 10 Markets	4,189	2,718	3,013	64.9%	71.9%	7.6%	35.0%	35.0%
Charlotte-Raleigh	132	91	96	68.9%	72.7%	7.5%	42.8%	42.8%
Northern California	117	87	94	74.4%	80.3%	6.2%	26.8%	26.8%
Other Markets	83	54	65	65.1%	78.3%	6.2%	29.9%	29.9%
Total	4,521	2,950	3,268	65.3%	72.3%	7.6%	34.8%	34.8%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of December 31, 2016 unless otherwise indicated.

(1) Represents the number of leases that expired within the quarter, less early terminations.

(2) Includes lease expirations where the lease was renewed (excludes month-to-month leases).

(3) Includes lease expirations where the resident did not "move out".

(4) Population limited to homes that realized resident turnover within the subject period, including out of period lease expirations where the lease was terminated early and month-to-month leases.

(5) The number of homes that become vacant during the subject period as a percentage of homes with an initial move-in ready status.

(6) The number of homes that become vacant during the subject period as an annualized percentage of homes with an initial move-in ready status.

28

Lease Outcomes – Full Year Same Store

As of December 31, 2016

Based on Full Year Same Store property count of 22,363 homes

	Expiration Outcome					Turnover (4)
Market:	Expiration Count (1)	Renewed (2)	Retained (3)	Renewal Rate	Retention Rate	QTD Turnover Rate (5)	YTD Turnover Rate	YTD Annualized Turnover Rate (6)

Atlanta	742	497	553	67.0%	74.5%	7.2%	36.0%	36.0%
Tampa	428	281	297	65.7%	69.4%	8.2%	39.4%	39.4%
Miami	235	154	174	65.5%	74.0%	5.8%	29.8%	29.8%
Southern California	454	333	367	73.3%	80.8%	6.5%	29.0%	29.0%
Houston	319	206	225	64.6%	70.5%	8.1%	36.1%	36.1%
Dallas	168	87	108	51.8%	64.3%	8.4%	36.1%	36.1%
Denver	158	86	102	54.4%	64.6%	9.4%	34.9%	34.9%
Orlando	221	146	158	66.1%	71.5%	7.9%	36.9%	36.9%
Las Vegas	247	158	177	64.0%	71.7%	7.7%	37.2%	37.2%
Phoenix	182	113	124	62.1%	68.1%	6.4%	34.6%	34.6%
Top 10 Markets	3,154	2,061	2,285	65.3%	72.4%	7.4%	35.0%	35.0%
Charlotte-Raleigh	25	18	18	72.0%	72.0%	6.8%	44.1%	44.1%
Northern California	99	74	79	74.7%	79.8%	6.2%	27.5%	27.5%
Other Markets	39	26	34	66.7%	87.2%	6.2%	29.2%	29.2%
Total	3,317	2,179	2,416	65.7%	72.8%	7.3%	34.7%	34.7%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of December 31, 2016 unless otherwise indicated.

(1) Represents the number of leases that expired within the quarter, less early terminations.

(2) Lease expirations where the lease was renewed (excludes month-to-month leases).

(3) Lease expirations where the resident did not “move out”.

(4) Population limited to assets that realized resident turnover within the subject period, including out of period lease expirations where the lease was terminated early and month-to-month leases.

(5) The number of assets that become unoccupied during the subject period as a percentage of homes with an initial move-in ready status.

(6) The number of assets that become unoccupied during the subject period as an annualized percentage of homes with an initial move-in ready status.

29

Rent Growth – Quarterly Same Store

Quarter-to-Date as of December 31, 2016

Based on Quarterly Same Store property count of 28,146 homes

	Renewals		Replacement Rent			Escalations on Multi-Year Leases		Total Rent Growth
Market:	Total Leases	Renewal Rent Growth	Total Leases	Replacement Rent Growth	Blended Rent Growth	Total Leases	Average Rent Change (1)	Total Leases	Average Rent Change (2)

Atlanta	571	4.7%	463	3.5%	4.2%	94	3.0%	1,128	4.1%
Tampa	407	3.7%	319	1.5%	2.7%	40	3.0%	766	2.8%
Miami	313	3.3%	234	1.9%	2.7%	116	3.0%	663	2.8%
Southern California	403	5.3%	186	4.8%	5.1%	23	3.0%	612	5.1%
Houston	248	3.8%	221	-6.2%	-1.1%	75	3.0%	544	-0.4%
Dallas	161	5.7%	123	2.1%	4.1%	44	3.0%	328	4.0%
Denver	157	8.3%	123	2.7%	5.8%	24	3.0%	304	5.6%
Orlando	197	4.6%	145	3.4%	4.1%	18	3.0%	360	4.1%
Las Vegas	182	4.3%	124	2.5%	3.5%	-	-	306	3.5%
Phoenix	123	6.3%	73	6.9%	6.5%	12	3.0%	208	6.3%
Top 10 Markets	2,762	4.7%	2,011	1.9%	3.5%	446	3.0%	5,219	3.5%
Charlotte-Raleigh	95	5.1%	52	0.7%	3.4%	-	-	147	3.4%
Northern California	87	7.2%	45	9.5%	7.9%	32	3.0%	164	7.0%
Other Markets	60	4.3%	61	-2.0%	0.7%	42	3.0%	163	1.6%
Total	3,004	4.8%	2,169	1.9%	3.6%	520	3.0%	5,693	3.5%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of December 31, 2016 unless otherwise indicated.

(1) Represents average rent growth on the population of escalating multi-year leases taking effect for the three months ended December 31, 2016, defined as average of the percentage change in rental rate for all multi-year leases in the period. (2) Represents weighted average rent growth on all replacement, renewals and escalating multi-year leases for the three months ended December 31, 2016.	30

Rent Growth – Full Year Same Store

Quarter-to-Date as of December 31, 2016

Based on Full Year Same Store property count of 22,363 homes

	Renewals		Replacement Rent			Escalations on Multi-Year Leases		Total Rent Growth
Market:	Total Leases	Renewal Rent Growth	Total Leases	Replacement Rent Growth	Blended Rent Growth	Total Leases	Average Rent Change (1)	Total Leases	Average Rent Change (2)

Atlanta	488	4.7%	409	3.8%	4.3%	75	3.0%	972	4.2%
Tampa	280	3.7%	266	1.4%	2.6%	29	3.0%	575	2.6%
Miami	161	3.6%	165	2.7%	3.1%	91	3.0%	417	3.1%
Southern California	368	5.3%	181	4.9%	5.2%	20	3.0%	569	5.1%
Houston	211	4.0%	201	-5.7%	-1.0%	65	3.0%	477	-0.3%
Dallas	91	6.9%	94	3.4%	5.0%	33	3.0%	218	4.8%
Denver	116	8.5%	93	3.9%	6.4%	16	3.0%	225	6.2%
Orlando	151	4.7%	120	3.9%	4.3%	14	3.0%	285	4.3%
Las Vegas	171	4.3%	118	2.7%	3.6%	-	-	289	3.6%
Phoenix	120	6.3%	70	6.9%	6.6%	12	3.0%	202	6.3%
Top 10 Markets	2,157	4.9%	1,717	2.3%	3.7%	355	3.0%	4,229	3.7%
Charlotte-Raleigh	18	3.8%	13	4.2%	4.0%	-	-	31	4.0%
Northern California	75	7.1%	44	9.2%	7.8%	28	3.0%	147	6.9%
Other Markets	36	5.3%	41	-1.4%	1.4%	33	3.0%	110	2.1%
Total	2,286	5.0%	1,815	2.4%	3.8%	416	3.0%	4,517	3.8%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of December 31, 2016 unless otherwise indicated.

(1) Represents average rent growth on the population of escalating multi-year leases taking effect for the three months ended December 31, 2016, defined as average of the percentage change in rental rate for all multi-year leases in the period. (2) Represents weighted average rent growth on all replacement, renewals and escalating multi-year leases for the three months ended December 31, 2016.	31

Rent Growth – Full Year Same Store

Year-to-Date as of December 31, 2016

Based on Full Year Same Store property count of 22,363 homes

	Renewals		Replacement Rent			Escalations on Multi-Year Leases		Total Rent Growth
Market:	Total Leases	Renewal Rent Growth	Total Leases	Replacement Rent Growth	Blended Rent Growth	Total Leases	Average Rent Change (1)	Total Leases	Average Rent Change (2)

Atlanta	2,573	5.1%	1,815	5.1%	5.1%	338	3.0%	4,726	4.9%
Tampa	1,517	4.4%	1,036	3.4%	4.0%	191	3.0%	2,744	3.9%
Miami	953	4.1%	631	4.0%	4.1%	400	3.0%	1,984	3.9%
Southern California	1,652	5.7%	758	5.6%	5.7%	89	3.0%	2,499	5.6%
Houston	1,065	4.2%	828	-1.5%	1.6%	281	3.0%	2,174	1.9%
Dallas	557	5.2%	409	4.5%	4.9%	139	3.0%	1,105	4.6%
Denver	603	8.7%	362	7.7%	8.4%	62	3.0%	1,027	8.0%
Orlando	772	5.1%	523	4.6%	4.9%	60	3.0%	1,355	4.8%
Las Vegas	880	4.2%	621	3.1%	3.7%	3	3.0%	1,504	3.7%
Phoenix	675	6.0%	450	9.0%	7.2%	45	3.0%	1,170	7.1%
Top 10 Markets	11,247	5.1%	7,433	4.2%	4.7%	1,608	3.0%	20,288	4.6%
Charlotte-Raleigh	85	4.7%	65	5.1%	4.9%	-	-	150	4.9%
Northern California	428	6.9%	195	11.7%	8.4%	86	3.0%	709	7.7%
Other Markets	228	4.3%	195	-0.2%	2.1%	100	3.0%	523	2.4%
Total	11,988	5.2%	7,888	4.3%	4.8%	1,794	3.0%	21,670	4.7%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of December 31, 2016 unless otherwise indicated.

(1) Represents average rent growth on the population of escalating multi-year leases taking effect for the twelve months ended December 31, 2016, defined as average of the percentage change in rental rate for all multi-year leases in the period. (2) Represents weighted average rent growth on all replacement, renewals and escalating multi-year leases for the twelve months ended December 31, 2016.	32

Cost to Maintain a Home

Dollars in thousands, except per home amounts

	Quarterly Same Store (1)		Full Year Same Store (1)
	Three Months Ended December 31, 2016		Twelve Months Ended December 31, 2016
Category	Total Cost	Cost per Home	Total Cost	Cost per Home

Repairs, maintenance and turnover expenses
Repairs and maintenance	$4,467	$159	$17,885	$800
Turnover-related costs (2)	2,994	106	10,898	487
Landscaping and pool services	558	20	3,127	140
Total repairs, maintenance and turnover expenses	$8,019	$285	$31,910	$1,427

Recurring capital expenditures (3)(4)
Capital replacements	$7,482	$266	$24,173	$1,081
Turnover-related capital costs	3,608	128	11,562	517
Total recurring capital expenditures	$11,090	$394	$35,735	$1,598

Total repairs and maintenance and recurring capital expenditures	$19,109	$679	$67,645	$3,025

Same Store Home Count		28,146		22,363

Revenue Enhancing Capital Expenditures (5)
Total Revenue Enhancing Capital Expenditures	$634	$23	$2,932	$131

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of December 31, 2016 unless otherwise indicated.

(1) Colony Starwood Home’s Quarterly Same Store and Full Year Same Store property counts for the quarter-to-date and the year-to-date measurements are 28,146 and 22,363, respectively.

(2) Turnover costs are presented net of total billed resident chargebacks at move-out; some chargebacks may present collection risk if tenant security deposits are insufficient.

(3) Excludes initial renovation and re-development expenditures.

(4) Replacements and expenditures necessary to preserve and maintain the value and functionality of the home and its systems.

(5) Includes capital improvements and additions intended to increase the revenue potential for a given property, which we track separately from recurring capital expenditures.

33

      V. Earnings Guidance

34

2017 Guidance

Colony Starwood Homes 2017 full-year guidance

2017 Guidance (1)(2)
Core FFO/Share	$1.85 - $1.95
Same Store Revenue Growth (3)	4 – 5%
Same Store Expense Growth (3)	2 – 3%
Same Store Core NOI Margin (3)	63 – 65%
Same Store Occupancy (3)	95 – 96%
Same Store Turnover (3)	34 – 36%

The Company does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to reasonably predict certain items contained in the GAAP measures, including one-time and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, discontinued operations, share-based compensation and other items not reflective of the Company's ongoing operations.

(1) Please refer to the Forward Looking Statement disclosure on page 8.

(2) This outlook is based on a number of assumptions, many of which are outside of the Colony Starwood Homes’ control, and all of which are subject to change. This outlook reflects Colony Starwood Homes’ expectations on (a) existing investments and (b) yield on incremental investments inclusive of Colony Starwood Homes’ existing pipeline. All guidance is based on current expectations of future economic conditions and the judgment of the Colony Starwood Homes’ management team.

(3) 2017 Full Year Same Store property count is expected to be approximately 28,850 homes, subject to dispositions throughout the year.

35

      Appendix

36

Appendix A: Definitions

Annualized Turnover Rate. Is calculated by dividing a) the number of homes that become unoccupied during a period of time by b) the number of homes that had completed initial renovation/rehabilitation and were leasable during the specified period, expressed as an annualized percentage by multiplying the period of measurement to reach a 12 month period (e.g., multiplying a three month turnover measurement by four). Management believes this operational measure is useful in understanding resident satisfaction, pricing effectiveness and assessing associated property repairs and maintenance expenses.

Average Acquisition Cost per Home. Is calculated by dividing a) the total acquisition cost for each home in an identified population (such acquisition costs including purchase price and closing costs, but excluding renovation/rehabilitation costs incurred prior to leasing) by b) the number of homes in the respective population. Total acquisition cost for assets owned by SWAY prior to the Merger includes the purchase accounting fair market value step-up applied to those assets as of the close of Merger on January 5, 2016.

Average Investment. Is calculated by dividing the sum of a) the total acquisition cost for each home in an identified population b) all property related capitalized expenditures incurred in the renovation/rehabilitation of a property prior to leasing by c) the number of homes in the respective population. Total acquisition cost for assets owned by SWAY prior to the Merger includes the purchase accounting fair market value step-up applied to those assets as of the close of Merger on January 5, 2016.

Average Monthly Rent per Occupied Home. Is calculated by dividing a) the aggregate monthly contractual cash rent (excluding rent concessions and incentives) for an identified population of occupied rental units by b) the number of rental units in the identified population. To date, rent concessions and incentives have been utilized on a limited basis and have not had a significant impact on the CSH portfolio’s average monthly rent.

Blended Rent Growth. Represents the weighted average rent growth on all new leases (replacement leases) and renewals during a measured period, and is calculated by dividing a) the aggregate contractual first month rent on all new leases and lease renewals executed during the applicable period for an identified population of occupied rental units by b) the aggregate contractual last month rent for such identified population of rental units before renewal or new lease. This calculation does not include lease escalations / step-ups for multi-year leases.

Core FFO. Core FFO is a non-GAAP financial measure of operating performance that we believe assists investors in assessing the results of CSH’s single-family rental business, which is our core operating business. Core FFO adjusts NAREIT FFO (defined below) to eliminate the impact of certain items that CSH believes are not indicative of our core operating performance, including the results of the NPL business, which we intend to exit, as well as certain non-cash items. Our Core FFO begins with NAREIT FFO and is adjusted for revenues and expenses directly related to our NPL business, for amortization of deferred financing costs and debt premium discounts, share-based compensation, loss on derivative financial instruments, amortization of derivative financial instruments, non-cash interest expense, merger and transaction-related expenses. Core FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income (determined in accordance with GAAP) as a performance measure.

Core Net Operating Income or Core NOI. CSH calculates Core NOI by subtracting Core Property Operating Expenses from Core Rental Revenue, as defined, which eliminates (a) revenues and expenses that CSH believes are not directly related to the operating performance of the homes themselves and (b) GAAP presentations of resident chargeback fees and bad debt expense to provide a clearer presentation of rental and fee income streams as well as associated expenses. Please refer to the definition of NOI below for an explanation of how that measure is calculated separate from Core NOI. Core NOI is a non-GAAP measure of operating performance that CSH believes assists investors in assessing the performance of our portfolio of single-family homes, which is our core operating business. Please see Appendix B for a reconciliation of net income (loss) to Core NOI.

37

Appendix A: Definitions

The Core NOI measures included in this presentation should not be considered alternatives to net loss or net cash flows from operating activities, as determined in accordance with GAAP, as indications of CSH’s performance or as measures of liquidity. Although CSH uses these non-GAAP measures for comparability in assessing their performance against other REITs, not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures are comparable with that of other REITs.

Core Property Operating Expenses. Is calculated by adjusting operating costs for the properties in the relevant sample by eliminating the impact of resident chargebacks bad debt expense.

Core Rental Revenue. Is calculated by rental and fee income for the properties in the relevant sample adjusted to eliminate the impact of bad debt expense.

Development Homes.  Homes that a) are awaiting initial rehabilitation, b) are currently undergoing initial rehabilitation, or c) have completed initial rehabilitation but have not yet experienced initial occupancy.

Full Year Same Store. Homes that met the definition of Same Store Homes as of January 1, 2016.  As of December 31, 2016 there were 22,363 homes.

Integration Costs.  Costs and charges incurred during the integration of the Starwood Waypoint Residential Trust and Colony American Homes operations in the three and twelve months ended December 31, 2016 that are not reflective of our core operating performance and that we do not expect to incur subsequent to the completion of the Merger integration, but which do not qualify for Merger and transaction-related expenses under GAAP.  The majority of Integration Costs consist of base salaries, benefits, and payroll taxes of employees separated or scheduled for separation as a result of the Merger. See Appendix B for a summary of Integration Costs through the three and twelve months ended December 31, 2016.

Merger and Transaction-Related Expenses.  Direct costs incurred as a result of the Merger closing or costs required to ensure the Merger was completed successfully.  These costs include legal fees, advisory services (accounting, tax, and entity filings), success fees, employee retention plans and severance costs, and property tax / transfer costs.  See Appendix B for a summary of costs for the three and twelve months ended December 31, 2016.

NAREIT FFO. Funds from operations is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income or loss (in accordance with GAAP) excluding gains or losses from sale of previously depreciated real estate assets, plus depreciation and amortization of real estate assets, impairment of real estate assets, discontinued operations and adjustments for unconsolidated partnerships and joint ventures.  Consistent with real estate industry and investment community preferences, we use NAREIT FFO as a supplemental measure of operating performance for a REIT. We consider NAREIT FFO useful to investors as a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties. NAREIT FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that NAREIT FFO provides investors with a clearer view of the Company’s operating performance.

Net Operating Income or NOI. CSH defines NOI as rental and other property revenues less property operating expenses. CSH has presented NOI for Same Store Homes as CSH believes this NOI measure to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our homes without allocation of corporate level overhead or general and administrative costs and reflects the operations of our business. Refer to the table below for a reconciliation of net loss attributable to common shareholders to NOI. Please refer to the definition of Core NOI above for an explanation of how that measure is calculated separate from NOI, and see Appendix B for a reconciliation of net income (loss) to NOI.

38

Appendix A: Definitions

These NOI measures included in this presentation should not be considered alternatives to net loss or net cash flows from operating activities, as determined in accordance with GAAP, as indications of CSH’s performance or as measures of liquidity. Although CSH uses these non-GAAP measures for comparability in assessing their performance against other REITs, not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that CSH’s basis for computing these non-GAAP measures is comparable with that of other REITs.

Non-Owned, Managed Homes. Colony Starwood Homes currently provides its property and asset management services to third parties and/or joint venture partners as a fee service.  The non-owned properties are all managed within the same platform from which Colony Starwood Homes services its Owned homes.

Occupancy %. Represents the percentage of an identified rental unit population that is occupied as of the measurement period and is calculated by dividing a) the number of occupied units as of the last day of the measurement period by b) the number of rental units in the identified population of rental units (Same Store, Owned Homes, etc.).

Other Homes. Includes 266 Owned Homes as of December 31, 2016 that were not intended to be held for the long-term and not in service.  The 266 Other Homes excludes the 353 REO homes held as of December 31, 2016.

Owned Homes. Represents wholly-owned single-family rental properties, and is measured by the number of total rental units. This takes into account investments in multi-unit properties which Management believes provides a more meaningful measure to investors.  Owned Homes excludes the 353 REO homes held as of December 31, 2016.

Quarterly Same Store. Homes that met the definition of Same Store Homes as of October 1, 2016.  As of December 31, 2016 there were 28,146 homes.

Recurring Capital Expenditures or Recurring Capex. General replacements and expenditures required to preserve and maintain the value and functionality of a home and its systems as a single-family rental.

Renewal Rate. Is calculated by dividing a) the number of renewed residents with current period lease expirations by b) the total lease expirations during the period.

Renewal Rent Growth. Represents the percentage change in monthly contractual rent resulting from all lease renewals that became effective during a measurement period for an identified population of rental units, and is calculated by dividing a) the aggregate contractual first month rent (excluding rent concessions and incentives) on lease renewals executed during the applicable measurement period for an identified population of rental units by b) the aggregate contractual last month rent for such identified population of rental units before renewal. To date, rent concessions and incentives have been used on a limited basis and have not had a significant impact on contractual rent.

REO. Real estate owned, which is associated with the NPL business.

Replacement Rent Growth. Represents the percentage change in monthly contractual rent resulting from new leases on properties previously leased to different residents during a measurement period for an identified population of rental units and is calculated by dividing a) the aggregate contractual first month rent (excluding rent concessions and incentives) on new leases signed during the applicable measurement period for an identified population of occupied rental units by b) the aggregate contractual last month rent for such identified population of rental units under the prior lease on such properties. To date, rent concessions and incentives have been used on a limited basis and have not had a significant impact on contractual rent.

39

Appendix A: Definitions

Retention Rate. Is calculated by dividing a) the number of retained residents with current period lease expirations by b) the total lease expirations during the period.

Revenue Enhancing Capital Expenditures. Capital improvements and additions intended to increase the revenue potential for a given property.

Same Store Homes. Homes which have been stabilized for at least fifteen (15) months prior to the start of the current measurement period, excluding any homes that have been disposed of, removed from service or returned to the development period for significant renovation.

Stabilized Homes. Homes that are currently occupied or have been previously leased and occupied that do not meet the criteria to be a Same Store Home. For the three and twelve months ended December 31, 2016 the Stabilized Home count excludes 110 homes not intended to be held for the long term.

Top 10 Markets. Refers to CSH Homes’ ten markets with the greatest number of homes as of December 31, 2016.

Total Homes. Represents all homes Colony Starwood Homes manages.  Includes both Owned Homes and Non-Owned, Managed Homes.

Total Rent Growth. Represents the weighted average rent growth on replacement rents, renewals, and escalating multi-year leases for the period.

UPB. Unpaid principal balance.

Weighted Average Home Age (years). Rounded number of years between when a home was built and the last day of the current measurement period with each market being weighted by its area asset count.

40

Appendix B: Reconciliations

Cost to Maintain a Home:

Quarterly Same Store
Three Months Ended December 31, 2016
in (000)s
Cost of Ownership	Gross Cost	(-) Unrelated to cost to maintain	(-) Chargebacks	Net cost to maintain	Cost per Home
Repairs and maintenance
Repairs and maintenance	$4,449	$-	$18	$4,467	$159
Turnover-related costs	5,588	-	(2,594)	2,994	106
Subtotal Repairs, maintenance, and turn costs (1)	$10,037	$-	$(2,576)	$7,461	$265

Other operating expenses
Landscape and pool services	$1,080	$-	$(522)	$558	$20
Other expenses	3,572	(3,572)	-	-	-
Subtotal Other operating expenses (1)	$4,652	$(3,572)	$(522)	$558	$20

Total	$14,689	$(3,572)	$(3,098)	$8,019	$285

Recurring capital expenditures
Capital replacements	$7,482	$-	$-	$7,482	$266
Turnover-related capital costs	3,608	-	-	3,608	128
Total recurring capital expenditures	$11,090	$-	$-	$11,090	$394

Total cost to maintain a home					$679

Total revenue enhancing capital expenditures				$634	$23

Same Store Homes					28,146

(1) Ties to Same Store category total on page 24 of supplemental

41

Appendix B: Reconciliations

Integration Costs:

( in 000s)	Three Months ended	Twelve Months Ended
Category	December 31, 2016	December 31, 2016
Employee related costs	$-	$5,255
Accounting	-	775
Office rent	-	564
IT	294	1,242
Other	-	135
Total	$294	$7,971

Merger and Transaction-Related Expenses:

in (000)s	Three Months ended	Twelve Months Ended
Category	December 31, 2016	December 31, 2016
Closing and Success Fees	$63	$14,205
Legal	181	11,164
Employee Related Costs	(957)	1,261
Other	151	2,866
Total	$(562)	$29,496

42

Appendix B: Reconciliations

Net Operating Income or NOI:

	Three months ended December 31, 2016		Twelve months ended December 31, 2016
(Dollars in thousands)	Same Store Homes	Stabilized Homes (2)	Same Store Homes	Stabilized Homes (2)
Reconciliation of net loss to NOI
Net loss attributable to Starwood Waypoint Residential Trust shareholders	$(10,493)	$(10,493)	$(81,267)	$(81,267)

Add (deduct) adjustments to get to total NOI
Gain (Loss) from discontinued operations (NPL/REO)	10,419	10,419	17,787	17,787
General and administrative	11,932	11,932	54,332	54,332
Share-based compensation	931	931	2,853	2,853
Interest expense	37,430	37,430	152,167	152,167
Depreciation and amortization	42,945	42,945	178,763	178,763
Transaction-related expense	(562)	(562)	29,496	29,496
Impairment of real estate	220	220	750	750
Realized (gain) loss on sales of investments in real estate, net	(1,309)	(1,309)	(4,673)	(4,673)
Equity in income from unconsolidated joint ventures	(199)	(199)	(738)	(738)
Other (expense) income, net	1,016	1,016	2,395	2,395
Income tax expense	249	249	736	736
Net income attributable to non-controlling interests	(689)	(689)	(5,218)	(5,218)
Total NOI	$91,890	$91,890	$347,383	$347,383
Add (deduct) adjustments to get to total portfolio NOI
Property management integration costs (1)	-	-	2,108	2,108
Non-portfolio NOI components:
Property operating revenues on non-portfolio homes (1)	(14,979)	(3,078)	(172,997)	(18,468)
Property operating expenses on non-portfolio homes (1)	7,200	2,734	70,925	12,957
Total Non-portfolio NOI	$(7,779)	$(344)	$(102,072)	$(5,511)

Total NOI	$84,111	$91,546	$247,419	$343,980

Calculation portfolio Core NOI margin:
Rental income	$125,937	$137,314	$384,167	$532,287
Fee income	3,339	3,673	9,982	13,804
Less bad debt expense	(2,240)	(2,307)	(6,508)	(8,469)
Total rental revenues	$127,036	$138,680	$387,641	$537,622
Core NOI margin	66.2%	66.0%	63.8%	64.0%

(1) See Income Statement Bridge pages 13 and 14
(2) Stabilized is the summation of Same Store Homes plus Stabilized Homes as defined in Appendix A.

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Appendix B: Reconciliations

Other Assets:

in (000)s
Description	December 31, 2016
Hedge contract	$25,772
Prepaids	14,229
Accounts receivable, net of allowance	10,071
Deferred leasing costs and lease intangibles, net	4,437
Furniture, fixture, and equipment	3,366
Deferred finance costs, net	2,490
Deposits	1,697
Other	4,523
Total	$66,585

Other Markets:

Three months ended December 31, 2016

Market:	Same-Store Homes	Stabilized Homes	Development Homes	Net Owned Homes (1)	Owned Homes Occupied % (1)	Other Homes	Non-Owned, Managed Homes	Total Homes

Chicago	632	136	-	768	94.7%	4	395	1,167
Other (2)	268	192	71	531	82.1%	14	7	552
Total	900	328	71	1,299	89.5%	18	402	1,719

Twelve months ended December 31, 2016

Market:	Same-Store Homes	Stabilized Homes	Development Homes	Net Owned Homes (1)	Owned Homes Occupied % (1)	Other Homes	Non-Owned, Managed Homes	Total Homes

Chicago	395	373	-	768	94.7%	4	395	1,167
Other (2)	184	276	71	531	82.1%	14	7	552
Total	579	649	71	1,299	89.5%	18	402	1,719

(1) Excludes REO properties.
(2) Other Market includes Nashville, Tucson and Delaware.

Weighted-Average Shares:

	Three Months Ended	Twelve Months Ended
Description	December 31, 2016	December 31, 2016
Weighted-average shares - basic	101,492,960	101,633,326
Incremental shares from RSUs	139,484	232,252
OP units	6,400,000	6,400,000
Total	108,032,444	108,265,578

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